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As filed with the Securities and Exchange Commission on October 30, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CITY NATIONAL CORPORATION (Exact Name of Registrant as Specified in Its Charter)	DELAWARE (State or other jurisdiction of incorporation or organization)	95-2568550 (I.R.S. Employer Identification Number)

City National Plaza
555 South Flower Street
Los Angeles, California 90071
(213) 673-7700
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Michael B. Cahill, Esq.
Executive Vice President, General Counsel and Secretary
City National Corporation
555 South Flower Street
Los Angeles, California 90071
(213) 673-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Nicholas G. Demmo, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock

Preferred Stock

Depositary Shares(3)

Debt Securities

Purchase Contracts(4)

Units

Warrants

(1)
This registration covers an indeterminate number of securities of each identified class of the Registrant as may be issued at indeterminate prices. This indeterminate amount includes securities which may be purchased by underwriters to cover over-allotments, if any. The proposed maximum offering price per security will be determined by the Registrant in connection with the issuance of the securities registered hereunder.

(2)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee, which will be paid on a pay-as-you-go basis.

(3)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock, and will be evidenced by a depositary receipt.

(4)
Each purchase contract is a contract under which upon settlement the holder either will purchase or sell a fixed or variable number of shares of common stock, preferred stock, depositary shares or debt securities of City National Corporation.

PROSPECTUS

City National Corporation

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Senior Debt Securities
Subordinated Debt Securities
Purchase Contracts
Units
Warrants

        The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

        These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and may involve investment risks.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled "Risk Factors" beginning on page 3 of this prospectus, in any prospectus supplement relating to an offering of those securities, and in the documents we file with the Securities and Exchange Commission before investing in our securities.

This prospectus is dated October 30, 2013

Prospectus

        You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

 About This Prospectus

        It is important for you to read and consider all of the information contained in this prospectus before making your investment decision. You also should read and consider the information in the documents we have referred you to in "Where You Can Find More Information" on page 4 of this prospectus.

        We include cross-references in this prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus provides the pages on which these captions are located.

        Unless the context requires otherwise, references to "City National," "we," "our" or "us" in this prospectus refer to City National Corporation, a Delaware corporation.

Forward-looking Statements

        This prospectus includes and incorporates by reference forward-looking statements for which we claim the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. These statements are made based on the beliefs and assumptions of our management, and on information available to management, at the time of the applicable statement. Forward-looking statements are typically identified by words such as "may," "could," "should," "pro forma," "looking forward," "will," "would," "believe," "expect," "hope," "anticipate," "estimate," "intend," "plan," "strive," "hopefully," "try," "assume" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

        A number of factors, many of which are beyond City National's ability to control or predict, could cause future results to differ materially from those contemplated by such forward looking statements. These factors include (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on City National and its customers, including

i

changes in consumer spending, borrowing and savings habits, (2) the impact on financial markets and the economy of the level of U.S. and European debt, (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System, (4) continued delay in the pace of economic recovery and continued stagnant or decreasing employment levels, (5) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated or remaining to be promulgated by supervisory and oversight agencies implementing the legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on City National is uncertain, (6) the impact of revised capital requirements under Basel III, (7) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (8) volatility in the municipal bond market, (9) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (10) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (11) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (12) City National's ability to attract new employees and retain and motivate existing employees, (13) increased competition in City National's markets and our ability to increase market share and control expenses, (14) changes in the financial performance and/or condition of City National's customers, or changes in the performance or creditworthiness of our customers' suppliers or other counterparties, which could lead to decreased loan utilization rates, delinquencies or defaults and could negatively affect customers' ability to meet certain credit obligations, (15) a substantial and permanent loss of either client accounts and/or assets under management at City National's investment advisory affiliates or its wealth management division, (16) soundness of other financial institutions which could adversely affect City National, (17) protracted labor disputes in City National's markets, (18) the impact of natural disasters, terrorist activities or international hostilities on the operations of our business or the value of collateral, (19) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, (21) the impact of cyber security attacks or other disruptions to City National's information systems and any resulting compromise of data or disruptions in service, and (22) the success of City National at managing the risks involved in the foregoing.

        If one or more of the factors affecting City National's forward-looking statements proves incorrect, the actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements. The effects of the factors described above are difficult to predict. Factors other than those described above also could adversely affect City National, and investors should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time and management cannot assess the impact of any such factor on City National's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements only speak as of the date of this document or the applicable document incorporated by reference and City National undertakes no obligation to update any forward-looking information and statements, whether written or oral, to reflect any change. All forward-looking statements attributable to the Company are expressly qualified by these cautionary statements.

        For a more complete discussion of these risks and uncertainties, see our Annual Report on Form 10-K for the year ended December 31, 2012 and particularly Part I, Item 1A, titled "Risk Factors," and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013 and the other documents incorporated by reference into this prospectus.

ii

Summary

        This summary highlights selected information about City National Corporation and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference, carefully to understand fully the terms of the securities we will offer as well as the other considerations that are important to you in making a decision about whether to invest in such securities. You should pay special attention to any "Risk Factors" section in the applicable prospectus supplement and the "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, and to our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013 and the other documents incorporated by reference into this prospectus, before you determine whether an investment in such securities is appropriate for you.

City National Corporation

        City National Corporation is a bank holding company and financial holding company incorporated under the laws of the State of Delaware and registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. City National's primary subsidiary is City National Bank. Through City National Bank, City National provides banking, investment and trust services through 77 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. At June 30, 2013, City National had consolidated total assets of approximately $27.38 billion, total deposits of approximately $23.65 billion, total equity of approximately $2.54 billion, loan and lease balances of approximately $15.82 billion (excluding covered loans) and assets under management or administration (excluding minority-owned asset managers) of $59.76 billion.

        City National common stock is listed on the New York Stock Exchange under the symbol "CYN." As a registered financial holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve"). We are required to file with the Federal Reserve reports and other information regarding our business operations and the business operations of our subsidiaries.

        Our principal executive offices are located at the following address and may be reached at the following telephone number:

City National Plaza
555 South Flower Street
Los Angeles, California 90071
(213) 673-7700

        For more information on City National and its subsidiaries, see the documents incorporated by reference into this prospectus.

The Securities We May Offer

        We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

        We may sell our common stock, par value $1.00 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

        We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities—Senior Debt Securities and Subordinated Debt Securities

        Our debt securities, including senior debt securities and subordinated debt securities, may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Purchase Contracts

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.

Units

        We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Warrants

        We may sell warrants to purchase our debt securities, shares of preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

2

 Risk Factors

        We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013 and the other documents incorporated by reference in this prospectus. You should also review the risk factors that will be set forth in other documents that we file with the SEC after the date of this prospectus. See "Where You Can Find More Information." Additional risk factors may also be set forth in any applicable prospectus supplement.

Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined
Fixed Charges and Preferred Stock Dividends

        We will set forth in the applicable prospectus supplement our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends.

Use of Proceeds

        We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise specified in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of securities covered by this prospectus that are sold by any selling security holders.

Certain Tax Considerations

        We will set forth in the applicable prospectus supplement tax considerations for the securities offered thereby.

Plan of Distribution

        We may sell securities to or through underwriters to be designated at various times, and also may sell securities directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  •
  The prospectus supplement for the securities we sell will describe that offering, including:

  •
  the name or names of any underwriters, managing underwriters, dealers or agents;

  •
  the purchase price and the proceeds to us from that sale;

  •
  any underwriting discounts, commissions or agents' fees and other items constituting underwriter's or agent's compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

Validity of Securities

        The validity of the securities will be passed upon for us by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

3

 Experts

        The consolidated financial statements of City National Corporation and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

        This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC's rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC's principal office at 100 F Street, N.E., Washington, D.C. 20549.

        In addition, we file annual, quarterly, current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You may also obtain copies of this information by mail from the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC's web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus will automatically update and supersede information contained in this prospectus. Our SEC file number is 001-10521.

        We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including the portions of our Proxy Statement on Schedule 14A, filed on March 5, 2013, incorporated by reference therein);

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013;

  •
  our Current Reports on Forms 8-K and 8-K/A filed on January 28, 2013, April 22, 2013, June 25, 2013 and September 30, 2013; and

4

  •
  the description of our common stock, which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on April 20, 1990, including any subsequently filed amendments and reports updating such description.

        Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may make a request by facsimile to (213) 673-7622, by email to investor_relations@cnb.com, by writing to us at the following address or calling the following telephone number:

City National Corporation
555 South Flower Street, 9th Floor
Los Angeles, California 90071
Attention: Investor Relations
(213) 673-7615

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

        Our principal executive office is located at City National Plaza, 555 South Flower Street, Los Angeles, California 90071 (telephone number (213) 673-7700).

5

Part II

Information not required in prospectus

Item 14.    Other expenses of issuance and distribution

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Blue Sky Fees and Expenses		**
Printing Fees		**
Rating Agency Fees		**
Miscellaneous		**
TOTAL		**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of directors and officers

        The Bylaws of City National provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, City National's Certificate of Incorporation provides that City National shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law, and City National has entered into indemnification agreements with certain of its directors and officers providing for additional indemnification. City National has policies of directors' and officers' liability insurance which insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

        Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys'

fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL. Section 145 also provides that the expenses incurred by an officer or director in defending any action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking of the director or officer to repay the expenses if it is ultimately determined that the director or officer is not entitled to indemnification therefor.

        Section 102(b)(7) of the DGCL permits a corporation's certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law; (c) willful or negligent unlawful payment of a dividend or stock purchase or redemption; or (d) any transaction from which the director derived an improper personal benefit.

        The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

Item 16.    Exhibits

        The following Exhibits are filed as part of this Registration Statement:

Exhibit		Description
1.1	*	Form of Underwriting Agreement
2.1
Purchase and Assumption Agreement—Whole Bank—All Deposits, among the Federal Deposit Insurance Corporation, Receiver of Imperial Capital Bank, La Jolla, California, the Federal Deposit Insurance Corporation and City National Bank, dated as of December 18, 2009, incorporated herein by reference to Exhibit 2.1 to City National Corporation's Current Report on Form 8-K filed December 22, 2009
4.1		Specimen Common Stock Certificate for Registrant, incorporated herein by reference to Exhibit 4.1 to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2010
4.2		Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2009
4.3
Certificate of Amendment of Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.2 to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2012
4.4
Form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, incorporated herein by reference to Exhibit 3.2 to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2009
4.5
Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Current Report on Form 8-K filed November 24, 2008
4.6
Certificate of Designations of 5.50% Non-Cumulative Perpetual Preferred Stock, Series C, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Current Report on Form 8-K filed on November 13, 2012
4.7
Form of Certificate Representing the 5.50% Non-Cumulative Perpetual Preferred Stock, Series C, incorporated herein by reference to Exhibit 4.1 to City National Corporation's Current Report on Form 8-K filed on November 13, 2012
4.8
Deposit Agreement, dated November 13, 2012, between the Corporation, Computershare Trust Company, N.A., Computershare Inc. and the holders from time to time of the Depositary Receipts described therein, incorporated herein by reference to Exhibit 4.2 to City National Corporation's Current Report on Form 8-K filed on November 13, 2012
4.9		Form of Depositary Receipt (included as part of Exhibit 4.8)
4.10		Bylaws, as amended to date, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Current Report on Form 8-K filed May 18, 2012
4.11
Indenture, dated as of February 13, 2003 between City National Corporation and U.S. Bank National Association, as Trustee pursuant to which City National Corporation issued its 5.125 percent Senior Notes due 2013 in the principal amount of $225.0 million and form of 5.125 percent Senior Note due 2013, incorporated herein by reference to Exhibit 4(c) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2007

Exhibit		Description
4.12		Indenture, dated as of September 13, 2010 between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee pursuant to which Registrant issued its 5.250 percent Senior Notes due 2020 in the principal amount of $300.0 million and form of 5.250 percent Senior Note due 2020, incorporated herein by reference to Exhibit 4.1 to City National Corporation's Current Report on Form 8-K filed on September 14, 2010
4.13
Form of Indenture between City National Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, incorporated herein by reference to Exhibit 4.20 to City National Corporation's Registration Statement on Form S-3 filed on September 8, 2010
5.1		Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the securities being registered (including the consent of such counsel)
8.1	*	Opinion regarding tax matters
12.1
Computation of the Ratio of Earnings to Fixed Charges and Preferred Stock Dividends, incorporated by reference to Exhibit 12 to City National Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013
23.1		Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
23.2		Consent of KPMG LLP
24.1		Power of attorney (included on signature page)
25.1
Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, incorporated herein by reference to Exhibit 25.1 to City National Corporation's Registration Statement on Form S-3 filed on September 8,2010

*
To be filed subsequently on Form 8-K or by post-effective amendment.

Item 17.    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, City National Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 29, 2013.

City National Corporation
/s/ CHRISTOPHER J. CAREY
Name:	Christopher J. Carey
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints each of Michael B. Cahill, Russell Goldsmith, and Christopher J. Carey, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement, any and all amendments thereto, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ RUSSELL GOLDSMITH Russell Goldsmith	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	10/29/13
/s/ CHRISTOPHER J. CAREY Christopher J. Carey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	10/29/13
/s/ OLGA TSOKOVA Olga Tsokova	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	10/29/13
/s/ CHRISTOPHER J. WARMUTH Christopher J. Warmuth	Executive Vice President and Director	10/29/13

Signature:	Title:	Date:

/s/ MOHAMAD ALI Mohamad Ali	Director	10/29/13
/s/ RICHARD L. BLOCH Richard L. Bloch	Director	10/29/13
/s/ KENNETH L. COLEMAN Kenneth L. Coleman	Director	10/29/13
/s/ BRAM GOLDSMITH Bram Goldsmith	Director	10/29/13
/s/ ASHOK ISRANI Ashok Israni	Director	10/29/13
Ronald L. Olson	Director	10/29/13
/s/ BRUCE ROSENBLUM Bruce Rosenblum	Director	10/29/13
/s/ PETER M. THOMAS Peter M. Thomas	Director	10/29/13
/s/ ROBERT H. TUTTLE Robert H. Tuttle	Director	10/29/13
/s/ KENNETH ZIFFREN Kenneth Ziffren	Director	10/29/13

Exhibit		Description
1.1	*	Form of Underwriting Agreement
2.1
Purchase and Assumption Agreement—Whole Bank—All Deposits, among the Federal Deposit Insurance Corporation, Receiver of Imperial Capital Bank, La Jolla, California, the Federal Deposit Insurance Corporation and City National Bank, dated as of December 18, 2009, incorporated herein by reference to Exhibit 2.1 to City National Corporation's Current Report on Form 8-K filed December 22, 2009
4.1		Specimen Common Stock Certificate for Registrant, incorporated herein by reference to Exhibit 4.1 to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2010
4.2		Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2009
4.3
Certificate of Amendment of Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.2 to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2012
4.4
Form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, incorporated herein by reference to Exhibit 3.2 to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2009
4.5
Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Current Report on Form 8-K filed November 24, 2008
4.6
Certificate of Designations of 5.50% Non-Cumulative Perpetual Preferred Stock, Series C, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Current Report on Form 8-K filed on November 13, 2012
4.7
Form of Certificate Representing the 5.50% Non-Cumulative Perpetual Preferred Stock, Series C, incorporated herein by reference to Exhibit 4.1 to City National Corporation's Current Report on Form 8-K filed on November 13, 2012
4.8
Deposit Agreement, dated November 13, 2012, between the Corporation, Computershare Trust Company, N.A., Computershare Inc. and the holders from time to time of the Depositary Receipts described therein, incorporated herein by reference to Exhibit 4.2 to City National Corporation's Current Report on Form 8-K filed on November 13, 2012
4.9		Form of Depositary Receipt (included as part of Exhibit 4.8)
4.10		Bylaws, as amended to date, incorporated herein by reference to Exhibit 3.1 to City National Corporation's Current Report on Form 8-K filed May 18, 2012
4.11
Indenture, dated as of February 13, 2003 between City National Corporation and U.S. Bank National Association, as Trustee pursuant to which City National Corporation issued its 5.125 percent Senior Notes due 2013 in the principal amount of $225.0 million and form of 5.125 percent Senior Note due 2013, incorporated herein by reference to Exhibit 4(c) to City National Corporation's Annual Report on Form 10-K for the year ended December 31, 2007
4.12
Indenture, dated as of September 13, 2010 between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee pursuant to which Registrant issued its 5.250 percent Senior Notes due 2020 in the principal amount of $300.0 million and form of 5.250 percent Senior Note due 2020, incorporated herein by reference to Exhibit 4.1 to City National Corporation's Current Report on Form 8-K filed on September 14, 2010
4.13
Form of Indenture between City National Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, incorporated herein by reference to Exhibit 4.20 to City National Corporation's Registration Statement on Form S-3 filed on September 8, 2010

Exhibit		Description
5.1		Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the securities being registered (including the consent of such counsel)
8.1	*	Opinion regarding tax matters
12.1
Computation of the Ratio of Earnings to Fixed Charges and Preferred Stock Dividends, incorporated by reference to Exhibit 12 to City National Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013
23.1		Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
23.2		Consent of KPMG LLP
24.1		Power of attorney (included on signature page)
25.1
Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, incorporated herein by reference to Exhibit 25.1 to City National Corporation's Registration Statement on Form S-3 filed on September 8,2010

*
To be filed subsequently on Form 8-K or by post-effective amendment.